UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip W. Milne, Chairman, President and Chief Executive Officer of MoneyGram International, Inc. ("MGI") and MGI have mutually agreed that Mr. Milne’s employment with MGI and his position on its Board of Directors will terminate effective June 19, 2008. MGI and Mr. Milne are parties to that certain Amended and Restated Employment Agreement dated November 5, 2007 (the "Employment Agreement"), and Mr. Milne is also a participant in the MoneyGram International, Inc. Special Executive Severance Plan (Tier I) (the "Severance Plan").

MGI and Mr. Milne entered into a Separation Agreement and Release of all Claims (the "Separation Agreement") dated as of June 18, 2008, which provides for Mr. Milne’s resignation as MGI’s President and Chief Executive Officer, as well as Chairman of MGI’s Board of Directors. Under the Separation Agreement, Mr. Milne will receive the severance benefits to which he was entitled under the terms of the Severance Plan. These benefits are as follows: (i) $2,054,167 as salary severance; (ii) $3,277,600 as bonus severance under the MoneyGram International, Inc. Management and Line of Business Incentive Plan, as amended and restated March 24, 2008 (MGI’s annual cash incentive plan); (iii) $4,176,050 as bonus severance under the MoneyGram International, Inc. Performance Unit Incentive Plan, as amended and restated May 9, 2007 (MGI’s long-term incentive plan); (iv) an increase in the special retirement benefits under the MoneyGram Supplemental Pension Plan ("SERP") approximating the incremental amount of the retirement benefits that would have been payable to Mr. Milne under the SERP if Mr. Milne’s employment had continued through March 24, 2011, payable over 10 years commencing in 2014 when Mr. Milne first attains retirement age; (v) a payment in the amount of $205,000 in lieu of vacation pay and certain perquisites; and (vi) certain other benefits including continuation of life, medical and dental insurance for a period of three years, and outplacement benefits. In general, cash payments, other than those with respect to the SERP, will be made in January 2009. In addition, the Severance Plan provides for, and the Separation Agreement acknowledges, that, to the extent any of the payments are subject to the excise tax under section 280G of the Internal Revenue Code, an additional payment will be made in an amount sufficient to allow Mr. Milne to pay all excise taxes without a reduction in severance payments. Under the Separation Agreement, Mr. Milne agreed that, for a period of two years following the separation date, he will not (i) engage in any activities in competition with the business of MGI or (ii) solicit employees or customers of MGI. Mr. Milne also relinquished all of his rights under the Employment Agreement, including (i) his right to receive lifetime medical and dental insurance coverage and (ii) the right to accelerated vesting of his stock option and restricted stock grants. Subject to certain limitations, MGI agreed to indemnify Mr. Milne in any action, suit, claim or proceeding arising out of Mr. Milne’s performance of services for MGI and to pay attorneys fee in connection with the Separation Agreement. The Separation Agreement also includes confidentiality, non-disparagement and non-disclosure obligations.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

Item 8.01 Other Events.

On June 19, 2008, MGI issued a press release announcing Mr. Milne’s separation from MGI. The press release is furnished herewith as Exhibit 99.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

June 19, 2008	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Separation Agreement and Release of all Claims dated as of June 18, 2008 between MGI and Philip W. Milne
99.01	Press Release dated June 19, 2008